As filed with the Securities and Exchange Commission on September 18, 2006.

Registration No. 333-23691

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TransMontaigne Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1052062
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

1670 Broadway, Suite 3100
Denver, CO  80202
(303) 626-8200
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Erik B. Carlson, Esq. Secretary and General Counsel TransMontaigne Inc. 1670 Broadway, Suite 3100 Denver, Colorado 80202 (303) 626-8200	with a copy to: Whitney Holmes, Esq. Morrison & Foerster LLP 370 Seventeenth Street, Suite 5200 Denver, Colorado 80202 (303) 592-1500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

REMOVAL OF SECURITIES FROM REGISTRATION

We previously registered, pursuant to the Registration Statement on Form S-3 (No. 333-23691), declared effective by the Securities and Exchange Commission on March 20, 1997 (the “Registration Statement”), up to $1,643,750 aggregate amount of our common stock, $0.01 par value per share (the “Securities”).

On September 1, 2006, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 22, 2006, by and among the Registrant, Morgan Stanley Capital Group Inc. (“Morgan Stanley”) and Buffalo Merger Sub Inc., a wholly owned subsidiary of Morgan Stanley (“Merger Co”), Merger Co merged with and into the Registrant, with Registrant continuing as the surviving corporation.  At the effective time of the merger, all of our outstanding shares of common stock were converted into the right to receive $11.35 per share in cash, without interest.  Because the Registrant is no longer a public company, this Post-Effective Amendment No. 1 is being filed to remove from registration all of the Securities that remain unsold as of the date hereof.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 18, 2006.

TRANSMONTAIGNE INC.

By:	/s/ Randall J. Larson
Randall J. Larson
Director, President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randall J. Larson	Director, President and Chief	September 18, 2006
Randall J. Larson	Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Donald H. Anderson	Chairman of the Board	September 18, 2006
Donald H. Anderson

/s/ Javed Ahmed	Director	September 18, 2006
Javed Ahmed

/s/ William S. Dickey	Director	September 18, 2006
William S. Dickey

/s/ Robert P. Kinney	Director	September 18, 2006
Robert P. Kinney

/s/ Olav N. Refvik	Director	September 18, 2006
Olav N. Refvik

/s/ John A. Shapiro	Director	September 18, 2006
John A. Shapiro